                                                                    EXHIBIT 10.4


                           GTECH HOLDINGS CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                   AMENDED AND RESTATED AS OF NOVEMBER 1, 2001


1. PURPOSE

      The GTECH Holdings Corporation (the "Company") 1998 Employee Stock Purchase Plan (the "Plan") is intended to provide eligible Company and GTECH Corporation employees who wish to become shareholders (or increase their shareholdings) in the Company with a convenient method of doing so. It is believed that employee participation in ownership of the equity of the Company will be to the mutual benefit of the employees and the Company.

      The Company intends to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

      The Company's Board of Directors (the "Board") may, from time to time, approve participation in the Plan by employees of any subsidiary corporation of the Company (as defined in Section 424(f) of the Code).

2. DEFINITIONS.

      2.1 "Account" shall mean the funds accumulated with respect to a Participant as a result of deductions from his paycheck or as a result of the Participant making contributions to the Plan in the manner authorized by the Administrator ("authorized contribution") for the purpose of purchasing stock under the Plan. The accumulated funds shall also include interest accumulated during the offering period in jurisdictions, where interest is payable under a governing law of a jurisdiction or pursuant to any regulation, declaration, exemptions or instruments issued under such a law. The funds allocated to a Participant's account shall remain the property of the Participant at all times and may not be commingled with the general funds of the Company.

      2.2 "Administrator" shall mean the Compensation Committee or other person(s) or entity delegated the responsibility by the Board of administering the Plan.

      2.3 "Base pay" means regular straight time earnings.

      2.4 "Closing Price" shall mean, as of a particular Trading Day, the closing price of Shares (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable.

      2.5 "Designated Subsidiaries" shall mean all Company subsidiaries, as defined in Section 424(f) of the Code, whose Employees have been designated by the Board, in its sole discretion, as eligible to participate in the Plan.

      2.6 "Eligible Employee" shall mean any employee of the company or a Designated Subsidiary except (a) employees whose customary employment is less than 20 hours per week, and (b) employees whose customary employment is for not more than five months in any calendar year; provided, that in case of employees of the Company or Designated Subsidiaries that are located outside the United States, "Eligible Employee" shall mean any full or part time employee of such Company or Designated Subsidiary who shall be eligible to participate in the Plan as required by the applicable law of such country or countries outside the United States.

      2.7 "Employer" means, individually and collectively, the Company and the Designated Subsidiaries.

      2.8 "Enrollment Period" shall mean the one (1) calendar month period preceding an Offering Period during which Eligible Employees may elect to participate in the Plan.

      2.9 "Exercise Date" shall mean the last Trading Day of an Offering Period, or the earliest date thereafter as is administratively feasible.

      2.10 "Grant Date" shall mean the first Trading Day of an Offering Period, or the earliest date thereafter as is administratively feasible.

      2.11 "Offering Period" shall mean each consecutive six (6) calendar month period during which Participants in the Plan authorize payroll deductions or make authorized contributions to fund the purchase of Shares on their behalf under the Plan.

      2.12 "Plan Broker" shall mean the stock brokerage or other financial services firm designated by the Administrator to account for and/or hold each Participant's Shares, dividends, and distributions.

      2.13 "Post Amendment Exercise Date" shall mean the first Exercise Date following the Offering Period beginning on or about the November 1, 2001 effective date of this amendment and restatement of the Plan. For the sake of clarity, the Post Amendment Exercise Date shall be the later of (i) April 30, 2002, or (ii) the last Trading Day of the Offering Period ending on April 30, 2002, or (iii) the earliest date thereafter as is administratively feasible.

      2.14 "Purchase Price" shall mean, for each Share purchased in accordance with Section 5 hereof, an amount equal to the lesser of:

            (i) 85% of the Closing Price of a Share on the first Trading Day of each Offering Period, or the earliest date thereafter as is administratively feasible, or

            (ii) 85% of the Closing Price of a Share on the last Trading Day of each Offering Period, or the earliest date thereafter as is administratively feasible.

      2.15 "Shares" means the Company's authorized but unissued or reacquired as Treasury shares of $.01 par value common stock.

      2.16 "Trading Day " shall mean a day on which the New York Stock Exchange is open for trading.


3. PARTICIPATION

      3.1 Subject to rules established by the Administrator from time to time, an Eligible Employee may elect to participate in the Plan by entering into a written subscription agreement with an Employer during an Enrollment Period authorizing payroll deductions or making authorized contributions, as a whole percentage of the Eligible Employee's Base Pay up to a maximum of 10% of Base Pay ("Participant").

      3.2 All payroll deductions made for or authorized contributions by a Participant shall be credited to said Participant's Account and will not be credited with any interest except where interest is payable under a governing law of a jurisdiction or pursuant to any regulation, declaration, exemptions or instruments issued under such a law.

      3.3 Once a Participant has elected to participate in the Plan, that Participant's written subscription agreement shall apply to all subsequent Offering Periods unless and until the Participant ceases to be an Eligible Employee, withdraws from participation in the Plan or modifies said written subscription agreement, provided, however, that during an Offering Period a Participant may not alter the rate of his payroll deductions or authorized contributions for that Offering Period.

      3.4 Subject to Section 3.5 below, a Participant may authorize an increase or decrease in the amount of payroll deduction or authorized contribution, as a whole percentage of the Participant's Base Pay up to a maximum of 10% of Base Pay, effective for a subsequent Offering Period, by submitting a new written payroll deduction authorization and/or subscription agreement during the Enrollment Period for the relevant Offering Period, in accordance with rules and procedure established by the Administrator.

      3.5 Notwithstanding Section 3.4, a Participant may only modify his or her participation in the Plan, including without limitation altering the rate of or discontinuing payroll deduction or authorized contribution, withdrawing from participation in the Plan or re-entering the Plan, ONCE during each Offering Period. In addition, a Participant may not modify his or her participation in the Plan as described above or transfer any Shares purchased under the Plan during any period in which the Company has imposed a quarterly earnings blackout on the transfer of Company common stock. Any modification by participation in the Plan or transfer of Shares purchased under the Plan shall be done in compliance with the Company's policies regarding insider trading, as such policies may be changed from time to time.


4. GRANTING OF OPTION. On each Grant Date each Participant shall be granted an option to purchase, at the end of the relevant Offering Period, that number of Shares (including fractions thereof) equal to the amount in the Participant's Account at the end of the relevant Offering Period divided by the Purchase Price for the relevant Offering Period.


5. EXERCISE OF OPTION.

      5.1 On each Exercise Date each Participant who continues to be an Eligible Employee on such Exercise Date and who has not withdrawn from the Plan pursuant to Section 8 hereof, shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company that number of Shares (including fractions thereof) equal to the amount in the Participant's Account at the end of the relevant Offering Period divided by the Purchase Price for the relevant Offering Period. Any amount remaining in a Participant's Account after the purchase of Shares as above, shall be refunded to the Participant.

      5.2 On the one (1) year anniversary following each Exercise Date, the Shares purchased by each Participant on that Exercise Date shall be deposited into an account established in the Participant's name at the Plan Broker ("Broker Account"). The Shares shall not be subject to sale or other transfer by the Participant until they are deposited in the Broker Account. Notwithstanding the foregoing, if prior to such date of deposit the Participant leaves the employment of the Employer for any reason, including death, disability, termination or retirement, the Shares purchased on that Exercise Date shall be issued to the Participant. In the event that prior to the date of such deposit a Participant withdraws from the Plan for reasons other than separation from employment, the Shares shall be issued to the Participant following the above-described one (1) year month period.

      5.3 A Participant's ability to sell or otherwise transfer Shares purchased under the Plan shall be subject to Section 11 of the Plan.


6. LIMITATIONS ON RIGHTS.

      6.1 An employee who otherwise is an Eligible Employee shall not be entitled to be granted an option to purchase Shares under the Plan if such grant would cause such Eligible Employee to own Shares (including any Shares which would be owned if such Eligible Employee purchased all of the Shares made available for purchase by such Eligible Employee under all purchase rights then held by such Eligible employee, whether or not then exercisable) representing five percent (5%) or more of the total combined voting power or value of each class of stock of the Company or any subsidiary. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

      6.2 An employee who otherwise is an Eligible Employee shall not be entitled to purchase Shares under the Plan if such purchase would cause such Eligible Employee to have rights to purchase more than $25,000 of Shares under the Plan (and under all employee stock purchase plans of the Company and its subsidiary corporations which qualify for treatment under Section 423 of the
Code) for any calendar year in which such rights are outstanding (based on the fair market value of such Shares, determined as of the date such rights are granted). For purposes of applying the $25,000 limitation, the number of Shares covered by one option may not be carried over to any other option.


7. NUMBER OF SHARES TO BE OFFERED.

      7.1 The aggregate number of Shares which may be issued under the Plan is 750,000 Shares.

      7.2 In the event the number of Shares to be purchased by Participants during any Offering Period exceeds the number of shares available for sale under the Plan, the number of Shares actually available for sale hereunder shall be limited to the remaining number of Shares authorized for sale hereunder and the Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. Any excess amounts remaining in Participants' Accounts then shall be returned to the Participants as soon as is administratively feasible.


8. WITHDRAWAL.

      8.1 A Participant may at any time withdraw from the Plan by giving written notice to the Administrator.

      8.2 Separation from employment for any reason, including death, disability, termination or retirement, shall be treated as a withdrawal from the Plan.

      8.3 A Participant who ceases to be an Eligible Employee shall be deemed to have withdrawn from the Plan at such time as he ceases to be an Eligible Employee.

      8.4 At the time of withdrawal, any amount in the Participant's Account which has not previously been used to purchase Shares will be refunded to the Participant as soon as practicable thereafter.

      8.5 To re-enter the Plan, an Eligible Employee who has previously withdrawn must submit a new written subscription agreement pursuant to Section
3.1 above.

9. RIGHTS NOT TRANSFERABLE. Neither payroll deductions nor authorized contributions made by a Participant, nor any rights with regard to the exercise of an option or to receive stock, nor any rights to a return of payroll deductions nor authorized contributions under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than pursuant to the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect.


10. CHANGES IN CAPITALIZATION. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common stock of the Company, the Board may make such adjustment, if any, as it may deem appropriate, and in accordance with Section 424 of the Code, in the number, kind, and the price of shares available for purchase under the Plan, and in the number of Shares which a Participant is entitled to purchase.


11. TRANSFERRING SHARES.

      11.1 Commencing with Shares purchased on the Post Amendment Exercise Date, prior to undertaking a disposition (as that term is defined in Section 424(c) of the Code) of the Shares in his Broker Account, whether by sale, exchange, gift or other transfer of legal title (such disposition hereinafter referred to as a "Disposition"), a Participant shall provide written notice of such intended Disposition to BOTH the Vice President and Treasurer of the Company or his designee AND to the Senior Vice President and General Counsel or his designee, such notices to be by personal delivery, email, or fax with confirmation of receipt. The Company shall then have a right to purchase said Shares from the Participant at the Closing Price on the date on which the notice of intended Disposition is received (or if said date is not a Trading Day, on the next Trading Day), provided that the Company notifies the Participant of its desire to purchase said Shares within one (1) business day of receipt of the notice from Participant. If the Company fails to notify the Participant of its wish to purchase the shares within said period, then the Participant shall be free to undertake a Disposition of the Shares.

      11.2 Subject to Section 11.1, a Participant shall be free to undertake a Disposition of the Shares in his Broker Account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such Disposition of the Shares, the Shares must remain in the Participant's Broker Account until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to Shares for which the Section 423(a) holding period has been satisfied, the Participant may move those Shares to another brokerage account of Participant's choosing or request that a stock certificate be issued to him.

      11.3 A Participant who is not subject to payment of U.S. income taxes may move his Shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

      11.4 The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. Subject to Sections 3.5, 5.2 and
11.1 above, an employee, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.


12. ADMINISTRATION. The Administrator is vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant.


13. TERM OF PLAN.

      13.1 The Plan will become effective as of 1 August 1998, or as soon as administratively practicable thereafter, subject, however, to approval by the holders of at least a majority of the Common Stock present or represented, and entitled to vote, at a special or annual meeting of the stockholders at which a quorum is present held within twelve (12) months before or after 19 May 1998 (the date the Plan was approved by the Board). If the Plan is not so approved, the Plan shall not become effective.

      13.2 The Board shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that no employee's existing rights with respect to any then current Offering Period may be adversely affected thereby, and provided further that (i) no such amendment of the Plan shall, except as provided in Section 10, increase the total number of Shares to be offered under the Plan unless shareholder approval is obtained therefor, and
(ii) no amendment may cause an option issued under it to fail to meet the requirements of Section 423 of the Code.

      13.3 This Plan shall terminate at the earliest of

            (i) 31 July 2003;

            (ii) the date the Board acts to terminate the Plan in accordance with Section 13.2;

            (iii) the date when the total number of Shares to be offered under this Plan, as set forth in Section 7, have been purchased.

14. RIGHTS AS A STOCKHOLDER. A Participant shall have no interest or voting right in any Shares until such Shares have been actually purchased in accordance with Section 5.

15. GOVERNMENT REGULATION. The Company's obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares.


16. MISCELLANEOUS.

      16.1 The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrator or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

      16.2 Delaware law shall govern all matters relating to this Plan except to the extent it is superseded by federal law.